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                                  EXHIBIT 99.1
                       Press Release dated April 1, 1998.

                 STREAMLOGIC'S PLAN OF REORGANIZATION EFFECTIVE

                 NEWARK, California (April 1, 1998)--StreamLogic Corporation ("StreamLogic" or the "Company"), today announced that StreamLogic's First Amended Plan of Reorganization, which was confirmed by the U.S. Bankruptcy Court for the Northern District of California on March 3, 1998, became effective on March 31, 1998 (the "Effective Date").

                 All shares of StreamLogic's stock existing immediately before the Effective Date have been canceled. Because the Company's liabilities significantly exceeded its assets, former StreamLogic shareholders did not receive any equity or other interest in the reorganized entity in exchange for cancellation of their shares.

                 For further information, contact George Oliva, Vice President of Finance and Administration and Chief Financial Officer of the Company at
(510) 608-4078.